THIRD WAIVER TO CREDIT AGREEMENT

THIRD WAIVER TO CREDIT AGREEMENT (this ‘‘Third Waiver’’), dated as of September 27, 2006, among QUANTA CAPITAL HOLDINGS LTD., an exempted company organized under the laws of Bermuda (the ‘‘Company’’), the Designated Subsidiary Borrowers (as defined in the Credit Agreement referred to below) party to the Credit Agreement referred to below, the undersigned lenders party to the Credit Agreement referred to below, and JPMORGAN CHASE BANK, N.A. (f/k/a JPMorgan Chase Bank), as Administrative Agent (in such capacity, the ‘‘Administrative Agent’’). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

WITNESSETH:

WHEREAS, the Company, the Designated Subsidiary Borrowers, the lenders from time to time party thereto (the ‘‘Lenders’’), the Administrative Agent, and BNP Paribas, Calyon, New York Branch, Comerica Bank and Deutsche Bank AG New York Branch, as Co-Documentation Agents (in such capacity, the ‘‘Co-Documentation Agents’’) have entered into a Credit Agreement, dated as of July 13, 2004 and amended and restated as of July 11, 2005 (as amended, modified or supplemented to, but not including, the date hereof, the ‘‘Credit Agreement’’);

WHEREAS, the Company, the Designated Subsidiary Borrowers, certain Lenders and the Administrative Agent have entered into a First Amendment and Waiver to the Credit Agreement, dated as of July 6, 2006 (the ‘‘First Amendment and Waiver’’);

WHEREAS, the Company, the Designated Subsidiary Borrowers, certain Lenders and the Administrative Agent have entered into a Second Waiver to the Credit Agreement, dated as of August 11, 2006 (the ‘‘Second Waiver’’); and

WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend, modify and/or waive certain provisions of the Credit Agreement as provided herein;

NOW, THEREFORE, it is agreed;

I.	Temporary Amendments and Waivers

1.    The parties hereto agree that the Waiver Period (as defined in the First Amendment and Waiver) shall be extended to and including October 27, 2006.

2.    The parties hereto hereby agree that so long as all conditions precedent set forth in Section 5.02 of the Credit Agreement are satisfied at the time of each issuance or increase, new Letters of Credit shall be permitted to be issued and increases to the Stated Amount of existing Letters of Credit shall be permitted, in each case during the Waiver Period (as extended by this Third Waiver); provided that, notwithstanding anything to the contrary contained herein or in any Credit Document, without the prior written consent of the Required Lenders, (i) such new Letters of Credit and increases to the Stated Amount of existing Letters of Credit (including those effected pursuant to the First Amendment and Waiver and/or the Second Waiver) shall be limited to those scheduled on Annex A to the First Amendment and Waiver and such other new Letters of Credit and increases to existing Letters of Credit the aggregate amount of which does not exceed $2,372,522.68 (for an aggregate of $7,500,000.00), (ii) except as provided in clause (i) above, no other Letters of Credit may be issued and the Stated Amount of any other existing Letters of Credit may not be increased, (iii) no Loans may be incurred and (iv) at the time of the issuance of any such new Letter of Credit or any such increase to an existing Letter of Credit (including those effected pursuant to the First Amendment and Waiver and/or the Second Waiver), the respective Designated Subsidiary Borrower shall deliver to the Collateral Agent for credit to a segregated sub-account of such Designated Subsidiary Borrower’s Collateral Account, and shall at all times thereafter maintain in such sub-account, an amount of cash and Eligible Securities having a Borrowing Base value (determined as provided in the definition of ‘‘Advance Rate’’ contained in the Credit Agreement) equal to the Stated Amount of such new Letter of Credit or the increase to the Stated Amount of such existing Letter of Credit.

3.    Notwithstanding anything to the contrary contained in the First Amendment and Waiver, the Second Waiver, this Third Waiver or in the Credit Documents, no Collateral shall be released to any Designated Subsidiary Borrower without the prior written consent of the Required Lenders (or all Lenders to the extent required under the terms of the Credit Documents).

4.    Notwithstanding anything to the contrary contained in the First Amendment and Waiver, the Second Waiver, this Third Waiver or in the Credit Documents, the Company may not pay any Dividends to the holders of its Series A Preferred Shares during the Waiver Period.

5.    The parties hereto agree that all amendments and waivers to the Credit Agreement contained in Article II of the First Amendment and Waiver, Article I of the Second Waiver and Article I of this Third Waiver shall terminate and be of no further force and effect following the Waiver Period (as extended by this Third Waiver).

II.	Miscellaneous Provisions

1.    The Company hereby agrees to pay to each Lender which executes and delivers to the Administrative Agent a counterpart hereof (including by way of facsimile (or other electronic) transmission) by 5:00 p.m. (New York time) on September 27, 2006, a non-refundable cash fee (the ‘‘Waiver Fee’’) in an amount equal to 0.075% of such Lender’s Commitment as same is in effect on the Third Waiver Effective Date (as defined below). The Waiver Fee shall be due and payable on the Third Waiver Effective Date (and only payable so long as the Third Waiver Effective Date occurs) and shall be paid by the Company to the Administrative Agent for distribution to the Lenders entitled thereto.

2.    In order to induce the Lenders to enter into this Third Waiver, each of the Company and each Designated Subsidiary Borrower hereby represents and warrants to the Administrative Agent and each Lender that (i) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the Third Waiver Effective Date after giving effect to this Third Waiver (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii) there exists no Default or Event of Default as of the Third Waiver Effective Date, after giving effect to this Third Waiver.

3.    This Third Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

4.    This Third Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed signature page of this Third Waiver by facsimile (or other electronic) transmission shall be effective as delivery of a manually executed counterpart hereof. A complete set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

5.    THIS THIRD WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

6.    This Third Waiver shall become effective on the date (the ‘‘Third Waiver Effective Date’’) when (i) the Company, the Designated Subsidiary Borrowers and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile (or other electronic) transmission) the same to the Administrative Agent, c/o White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, Attention: May Yip-Daniels (Facsimile No. 212-354-8113; myip@whitecase.com), (ii) the Company shall have paid the Waiver Fee as provided in Section II(1) above and (iii) the Company shall have paid all outstanding costs and expenses of the Administrative Agent in connection with the Credit Agreement and this Third Waiver (including, without limitation, all costs and expenses of counsel to the Administrative Agent in connection therewith and herewith).

7.    From and after the Third Waiver Effective Date (but subject to Section I(5) hereof), all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified hereby. This Third Waiver shall constitute a Credit Document for all purposes under the Credit Agreement and the other Credit Documents.

*    *    *

IN WITNESS WHEREOF, the undersigned have caused this Third Waiver to be duly executed and delivered as of the date first above written.

QUANTA CAPITAL HOLDINGS LTD.

By:	/s/ Jonathan J.R. Dodd
Name: Jonathan J.R. Dodd Title: Chief Financial Officer
QUANTA REINSURANCE LTD.

By:	/s/ Jonathan J.R. Dodd
Name: Jonathan J.R. Dodd Title: Chief Financial Officer
QUANTA U.S. HOLDINGS INC.

By:	/s/ Jonathan J.R. Dodd
Name: Jonathan J.R. Dodd Title: Chief Financial Officer
QUANTA REINSURANCE U.S. LTD.

By:	/s/ Jonathan J.R. Dodd
Name: Jonathan J.R. Dodd Title: Chief Financial Officer
QUANTA INDEMNITY COMPANY

By:	/s/ Jonathan J.R. Dodd
Name: Jonathan J.R. Dodd Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., Individually and as Administrative Agent
By: /s/ Heather Lindstrom
Name: Heather Lindstrom Title: Vice President

BNP PARIBAS
By: /s/ Laurent Vanderzyppe
Name: Laurent Vanderzyppe Title: Managing Director
By: /s/ Barry S. Feigenbaum
Name: Barry S. Feigenbaum Title: Managing Director

CALYON, NEW YORK BRANCH
By: /s/ Charles Kornberger
Name: Charles Kornberger Title: Managing Director
By: /s/ William S. Denton
Name: William S. Denton Title: Managing Director

COMERICA BANK
By: /s/ Chatphet Saipetch
Name: Chatphet Saipetch Title: Vice President

BARCLAYS BANK PLC
By: /s/ Arthur J. Olsen
Name: Arthur J. Olsen Title: Director

ING BANK N.V. – LONDON BRANCH
By: /s/ N.J. Marchant
Name: N.J. Marchant Title: Director
By: /s/ M.E.R. Sharman
Name: M.E.R. Sharman Title: Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH
By:
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